                                                                     EXHIBIT 1.2
                                 TERMS AGREEMENT

                               % Notes Due  , 20

                                                              February  , 2000

Universal Corporation
1501 North Hamilton Street
Richmond, Virginia  23260

Dear Sirs:


                  Universal Corporation, a Virginia corporation (the "Company"), and Dillon, Read & Co. Inc. and Wheat, First Securities, Inc., in their capacities as original underwriters, entered into an Underwriting Agreement (the "Underwriting Agreement"), dated February 14, 1996, relating to the issuance from time to time by the Company of its debt securities under an indenture (the "Indenture"), dated as of February 1, 1991, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee. This Terms Agreement, relating to the Securities referred to below, is being entered into among the Company and Warburg Dillon Read LLC (successor to Dillon, Read & Co. Inc.), First Union Securities, Inc (successor to Wheat, First Securities, Inc.) and SunTrust Equitable Securities Corporation (together, the "Underwriters") pursuant to the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings given them in the Underwriting Agreement.



                  The Underwriters understand that the Company proposes to issue and sell $120,000,000 aggregate principal amount of its o% Notes Due February , 20 (the "Securities"). Subject to the terms, conditions, representations and warranties set forth or incorporated by reference herein, the Company agrees to sell to the Underwriters and the Underwriters severally agree to purchase from the Company the principal amount of the Securities set forth next to such Underwriter's name in Exhibit A hereto at % of the principal amount thereof plus accrued interest from February , 2000, if any, to the Closing Date referred to below. The Prospectus Supplement with respect to the Securities is dated February , 2000 (the "Prospectus Supplement") and includes the Prospectus dated February 5, 1996 (the "Basic Prospectus", and together with the Prospectus Supplement, the "Prospectus").



                  The Underwriters will pay for such Securities upon delivery thereof in New York, New York at 10:00 a.m. (New York time) on February , 2000 (the "Closing Date") by wire transfer of immediately available funds, or at such other time on the Closing Date as shall be agreed upon by the Company and the Underwriters.

                  The Securities shall be issued in book-entry form and shall have the following terms:



   (a) Interest:                                        % per annum

   (b) Maturity:                                       February  , 20

   (c) Initial Offering Price to the Public:            % of the principal amount
                                                       of the Securities plus
                                                       accrued interest from  ,
                                                       2000, if any.

   (d) Interest Payment Dates:                         February   and August  ,
                                                       commencing August  , 2000.

   (e) Regular Record Dates:                             and   immediately preceding such
                                                       interest payment date.

   (f) Optional Redemption                             The Company may redeem some or all of the
                                                       Notes at any time.  Holders of the Notes do
                                                       not have the right to require the Company to
                                                       redeem the Notes.

                                                       If the Company redeems the Notes, it must pay
                                                       the greater of

                                                       o    100% of the principal amount of the
                                                            Notes to be redeemed or
                                                       o    the sum of the present value of the
                                                            remaining scheduled payments of
                                                            principal and interest on the Notes
                                                            being redeemed, not including interest
                                                            accrued and paid as of the redemption
                                                            date, discounted to the redemption date
                                                            on a semi-annual basis, at the adjusted
                                                            treasury rate referred to in the
                                                            Prospectus Supplement plus      basis
                                                            points, assuming a 360-day year
                                                            comprised of twelve 30-day months.

                                                       In each case, the Company  will  also  pay   accrued
                                                       interest  if it  has  not otherwise  paid  interest
                                                       through  the   redemption  date.

                               Notwithstanding Section 1104 of the Indenture any notice of the foregoing redemption need not set forth the Redemption Price, but only the manner of calculation thereof. The Trustee shall not be responsible for calculating the Redemption
                               Price. The Company shall notify the Trustee of the Redemption Price, promptly after the calculation thereof.

                               For a detailed description of the redemption provisions, see "Description of the Notes" in the Prospectus Supplement.


   (g) Sinking Fund            None


                  In consideration of the Company agreeing to issue the Securities to the Underwriters, the Underwriters undertake that they will, in connection with the issue and purchase of such Securities, perform and comply with all applicable duties and obligations expressed to be assumed by an Underwriter under the Underwriting Agreement.


                  All provisions contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. In the event of a conflict between the Underwriting Agreement and this Terms Agreement, the terms and provisions of this Terms Agreement shall prevail.


                  All references in the Underwriting Agreement to "McGuire, Woods, Battle & Booth, L.L.P." shall hereby be understood to be references to "Sullivan & Cromwell". All references in the Underwriting Agreement to "Sullivan & Cromwell" shall hereby be understood to be references to "Cahill Gordon & Reindel." Sullivan & Cromwell and Cahill Gordon & Reindel may rely as to matters governed by Virginia law on the opinion of James M. White, III, Esq., Secretary and General Counsel of the Company or George C. Freeman, III, Esq., Assistant Secretary of the Company. All references in the Underwriting Agreement to "Chemical Bank" shall hereby be understood to be references to "The Chase
Manhattan Bank". All references in the Underwriting Agreement to "Pricing Agreement" shall hereby be understood to be references to this "Terms Agreement".

                  Sections 5.(a) and 5.(b) of the Underwriting Agreement shall be replaced in their entirety with Annex A attached hereto. Schedule A to the Underwriting Agreement shall be replaced in its entirety with Schedule A attached hereto.


                  Notwithstanding Section 9 "Notices" of the Underwriting Agreement, notices to the Underwriters under the Underwriting Agreement and this Terms Agreement shall be delivered or sent to Warburg Dillon Read LLC, 667 Washington Blvd., Stamford, CT 06901, Attention: Debt Capital Markets.


                  This Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                  This instrument may be signed by the parties in counterparts, which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof. Delivery of an executed counterpart of a signature page of this Terms Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Terms Agreement.

                  Please confirm your agreement herewith by having an authorized officer sign a copy of this Terms Agreement in the space provided below:


                           Very truly yours,

                           WARBURG DILLON READ LLC
                           FIRST UNION SECURITIES, INC
                           SUNTRUST EQUITABLE SECURITIES CORPORATION

                           By:      WARBURG DILLON READ LLC


                           By:      _________________________________
                                      Name:
                                      Title:


                           By:      _________________________________
                                      Name:
                                      Title:



Accepted and Agreed to as of
the Date First Above Written:

UNIVERSAL CORPORATION


By:      _____________________________
         Name:
         Title:

                                    Exhibit A

         Name                                        Principal Amount of Notes
         ----                                        -------------------------

Warburg Dillon Read LLC

First Union Securities, Inc

SunTrust Equitable Securities Corporation

                                            Total:       $120,000,000

                                   Schedule A


         Material Subsidiary                              Organized Under Law of
         -------------------                              ----------------------




                                   [Schedule]

                                                                         Annex A
                                                                         -------


New Section 5.(a) of the Underwriting Agreement

                           (a) The Company  shall  furnish to you at the Closing
                  Date a written opinion from James M. White, III, Secretary and General Counsel of the Company, or George C. Freeman, III, Assistant Secretary of the Company, addressed to the Underwriters, and dated the Closing Date, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, substantially to the effect that:

                                    (i) the Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement, the Terms Agreement and the Indenture and to issue and sell the Securities as herein and therein contemplated;

                                    (ii) (A) each of the  Material  Subsidiaries
                           has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business; and (B) each of the Subsidiaries which are not Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business in each jurisdiction in which the failure to do so, individually or in the aggregate, would have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries, taken as a whole;

                                    (iii)   the   Company   and   its   Material
                           Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified would have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries taken as a whole, and the Company and its Material Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office in which the failure to do so, individually or in the aggregate, would have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries, taken as a whole;

                                    (iv) the Indenture has been duly  authorized
                           by all necessary corporate action on the part of the Company, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (v) the Securities have been duly authorized
                           by all necessary corporate action on the part of the Company, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (vi)  this Agreement and the Terms Agreement
                           have been duly authorized, executed and delivered by the Company;

                                    (vii)     all      regulatory      consents,
                           authorizations, approvals and filings required to be obtained or made by the Company under the laws of the Commonwealth of Virginia for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

                                    (viii)   the    execution,    delivery   and
                           performance of this Agreement, the Terms Agreement and the Indenture by the Company and the issuance of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or, to such counsel's knowledge, any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or, to such counsel's knowledge, any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or, to such counsel's knowledge, any of its Subsidiaries in which such conflict, breach or default, individually or in the aggregate, would have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries, taken as a whole;

                                    (ix) to such  counsel's  knowledge,  neither
                           the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected by or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries in which such breach or default, individually or in the aggregate, would have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries, taken as a whole; and

                                    (x) to such counsel's  knowledge,  there are
                           no   actions,   suits  or   proceedings   pending  or
                           threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

                                    (xi) to such counsel's knowledge,  there are
                           no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

                           In  addition,  such  counsel  may  state  that  he is
                  licensed to practice law only in the Commonwealth of Virginia and that he expresses no opinion as to the effect of the laws of any other jurisdiction other than the federal laws of the United States of America, and may rely (A) as to matters involving the application of laws other than the laws of the Commonwealth of Virginia or United States law, to the extent he deems it proper and to the extent specified in such opinion, upon the opinion or opinions of local and foreign counsel and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials. The opinion of James M. White or George C. Freeman III shall state that the opinion of such local and foreign counsel is in form satisfactory to him and, in his opinion, he and the Underwriters are justified in relying thereon.


New Section 5.(b) of the Underwriting Agreement


                           (b) The Company  shall  furnish to you at the Closing
                  Date an opinion of Sullivan & Cromwell, counsel for the Company, in each case addressed to the Underwriters, and dated the Closing Date, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, substantially to the effect that:

                                    (i) the Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement, the Terms Agreement and the Indenture and to issue and sell the Securities as herein and therein contemplated;

                                    (ii) the Indenture has been duly  authorized
                           by all necessary corporate action on the part of the Company, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (iii)   the   Securities   have   been  duly
                           authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (iv)  this Agreement and the Terms Agreement
                           have been duly authorized, executed and delivered by the Company;

                                    (v)     the Securities and the Indenture
                           conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                                    (vi) the  Registration  Statement has become
                           effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                                    (vii) no approval, authorization, consent or
                           order of or filing with any court or governmental agency or body is required on the part of the Company in connection with the issuance and sale of the Securities as contemplated hereby other than registration of the Securities under the Act and qualification of the Indenture under the Trust Indenture Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).


                           In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not undertaken to investigate or verify independently and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or documents incorporated by reference therein, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; further, nothing has come to the attention of such counsel that causes them to believe that, insofar as relevant to the offering of the Securities, the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the

         Prospectus or any supplement thereto at the date of such Prospectus or such supplement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In connection with the foregoing paragraph, such counsel may state that (A) the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the captions "Description of Debt Securities" and "Description of the Notes" insofar as they relate to provisions of documents therein described; (B) they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued; and (C) their opinion and statements in this paragraph are furnished to the representatives of the Underwriters solely for the benefit of the Underwriters. In rendering such opinion Sullivan & Cromwell may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent it deems it proper and to the extent specified in such opinion, upon the opinion of James M. White, Secretary and General Counsel of the Company, or George C. Freeman III, Assistant Secretary of the Company, as to matters of Virginia law and
         (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials. The opinion of Sullivan & Cromwell shall state that the opinion of James M. White or George C. Freeman III is in form satisfactory to Sullivan & Cromwell and, in Sullivan & Cromwell's opinion, the Underwriters and they are justified in relying thereon.